SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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[ ]	Preliminary Proxy Statement
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[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

GEHL COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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®

GEHL COMPANY
143 Water Street
West Bend, Wisconsin 53095

Notice of Annual Meeting of Shareholders
To Be Held April 28, 2006

To the Shareholders of Gehl Company:

        Notice is hereby given that the annual meeting of shareholders of Gehl Company will be held at the Cedar Theatre, located on the Cedar Lake Campus of Cedar Community, 5595 Highway Z, West Bend, Wisconsin 53095, on Friday, April 28, 2006, at 3:00 P.M. (CDT), for the following purposes:

1.	To elect three directors to hold office until the annual meeting of shareholders in 2009 and until their successors are duly elected and qualified.

2.	To consider the approval of the 2004 Equity Incentive Plan, as amended.

3.	To consider the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on February 20, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting.

        A proxy for the meeting and a proxy statement are enclosed herewith.

        A map showing the location of the Cedar Theatre accompanies this notice and proxy statement.

        Whether or not you expect to attend the annual meeting, you are requested to vote your shares by signing, dating and mailing the enclosed proxy card in the envelope provided, which is postage-paid if mailed in the United States.

By Order of the Board of Directors GEHL COMPANY /s/ Michael J. Mulcahy Michael J. Mulcahy Secretary

West Bend, Wisconsin
March 8, 2006

GEHL COMPANY
143 WATER STREET
WEST BEND, WISCONSIN 53095

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 28, 2006

GENERAL INFORMATION

Annual Meeting and Submission of Proxy

        This proxy statement and the accompanying proxy card are being furnished to shareholders by the Board of Directors (the “Board”) of Gehl Company (the “Company” or “Gehl”) beginning on or about March 8, 2006, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Friday, April 28, 2006, at 3:00 P.M. (CDT), at the Cedar Theatre, located on the Cedar Lake Campus of Cedar Community, 5595 Highway Z, West Bend, Wisconsin 53095, and at all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Board has fixed the close of business on February 20, 2006 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding and entitled to vote 12,009,527 shares of the Company’s Common Stock, $.10 par value per share (the “Common Stock”), each of which is entitled to one vote per share.

        Whether or not you attend the Annual Meeting, your vote is important. Accordingly, regardless of the number of shares of Common Stock you own, please vote by signing, dating and promptly mailing the accompanying proxy card.

Voting Procedures

        A proxy, in the enclosed form, that is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the persons nominated by the Board for election as directors, FOR the approval of the 2004 Equity Incentive Plan, as amended, FOR the approval of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2006, and on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the approval of the 2004 Equity Incentive Plan, as amended, and the approval of the appointment of the Company’s independent registered public accounting firm, the Board has no notice of any matters to be presented for action by the shareholders at the Annual Meeting.

        Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or by submitting another duly executed proxy bearing a later date.

Matters to be Considered at the Annual Meeting

        At the Annual Meeting, shareholders will consider and vote on: (1) the election of three directors to hold office until the annual meeting of shareholders in 2009 and until their successors are duly elected and qualified; (2) the approval of the 2004 Equity Incentive Plan, as amended; and (3) the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2006. The Board has, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, nominated John T. Byrnes, Richard J. Fotsch and Dr. Hermann Viets for re-election as directors of the Company (collectively, the “Company Nominees”).

ELECTION OF DIRECTORS

        The Company’s By-laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the annual meeting of shareholders in 2009 and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the Company Nominees. The Board has no reason to believe that any of the Company Nominees will be unable or unwilling to serve as a director if elected. However, in the event that any of the Company Nominees should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for other nominees selected by the Board in the exercise of its best judgment.

        Directors are elected by a plurality of the votes cast (assuming a quorum is present). A majority of the votes entitled to be cast on the election of directors must be represented in person or by proxy at the Annual Meeting in order for a quorum to be present. An abstention from voting will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee voting shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, will have the discretion to vote the beneficial owner’s shares with respect to the election of directors.

        The following sets forth certain information, as of February 1, 2006, about each of the Company Nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Term expiring in 2009

John T. Byrnes, 59, has served as President and Executive Managing Director of Mason Wells, Inc. (a Milwaukee, Wisconsin-based private equity investment firm) since May 1998. Mr. Byrnes was President and a director of M&I Capital Markets Group (the private equity arm of the Marshall & Ilsley Corporation) from 1985 to 1998. Mr. Byrnes has served as a director of the Company since 1999.

Richard J. Fotsch, 50, has served as President of the Global Power Group of Kohler Company (a manufacturer of engines and generators distributed and rented worldwide) since February 2004. Mr. Fotsch was President of the Engine Group of Navistar International Corporation (the largest U.S.-based truck and mid-range diesel engine manufacturer) from 2002 to 2004. Mr. Fotsch had previously served in various management positions with Briggs & Stratton Corporation (the world’s largest manufacturer of air-cooled gasoline engines for the outdoor power equipment industry). Mr. Fotsch has served as a director of the Company since 2000. Mr. Fotsch is a member of the Board of Trustees of Marquette University.

Dr. Hermann Viets, 63, has served as President and Chief Executive Officer of the Milwaukee School of Engineering (a university located in Milwaukee, Wisconsin focused primarily on engineering education) since 1991. Dr. Viets has served as a director of the Company since 1999. Dr. Viets is also a director of Astro Med, Inc. (an electronic equipment manufacturer), Public Policy Forum (an independent reviewer of public policy issues) and Competitive Wisconsin, Inc. (an association of business, education and labor leaders promoting the State of Wisconsin) and is a member of the Greater Milwaukee Committee (an organization of civic leaders promoting the economic development and social improvement of the City of Milwaukee).

THE BOARD UNANIMOUSLY RECOMMENDS THE FOREGOING COMPANY NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL COMPANY NOMINEES.

Directors Continuing in Office

Terms expiring in 2007

Marcel-Claude Braud, 53, has served as President and Chief Executive Officer of the Manitou Group, which includes Manitou BF S.A., since 1998. Mr. Braud held various management positions with various subsidiaries of the Manitou Group prior to 1998. Mr. Braud has served as a director of the Company since April 2005.

William D. Gehl, 59, has served as Chairman and Chief Executive Officer of the Company since April 2003. Prior to that time he had served as President and Chief Executive Officer of the Company since November 1992 and as Chairman of the Company since April 1996. Mr. Gehl has served as a director of the Company since 1987. Mr. Gehl is also a director and past Chairman of the Board of Wisconsin Manufacturers and Commerce (a business association promoting the improvement of the economic climate of the State of Wisconsin), a director and past Chairman of the Board of the Association of Equipment Manufacturers (a national trade association of agricultural and construction equipment manufacturers), and a director of West Bend Savings Bank (a state financial institution), Mason Wells, Inc., Milwaukee, Wisconsin (a private equity investment firm) and ASTEC Industries, Inc., Chattanooga, Tennessee (a manufacturer of equipment for aggregate processing, asphalt road building and pipeline and utility trenching). Mr. Gehl is a member of the Florida and Wisconsin Bar Associations.

John W. Splude, 60, has served as Chairman and Chief Executive Officer of HK Systems, Inc. (an integrator of material handling systems and a provider of supply chain software solutions) since October 1993. Mr. Splude has served as a director of the Company since 1995. Mr. Splude is also a member of the Material Handling Institute Roundtable (a trade association of material handling equipment manufacturers), a director of U.S. Bank-Wisconsin, National Association (a national bank), Ladish Co., Inc. (an aerospace manufacturer), Superior Die (a steel process company), and a Regent of the Milwaukee School of Engineering (a university located in Milwaukee, Wisconsin focused primarily on engineering education). Mr. Splude serves on the Board of Directors of Big Brothers / Big Sisters and on the Special Advisory Board of Notre Dame Middle School.

Terms expiring in 2008

Nicholas C. Babson, 59, is President of Babson Holdings, Inc. (an investment management company). Prior to assuming that position, Mr. Babson was Chairman of the Board, Chief Executive Officer and President from 1984 and Chairman of the Board and Chief Executive Officer from 1996 of Babson Bros. Co. (a global manufacturer and distributor of dairy equipment and consumable supplies) until his retirement from that company in 1999. Mr. Babson has served as a director of the Company since 1999. Mr. Babson is also a director of CenterPoint Properties Trust (a NYSE-listed real estate investment trust investing in industrial real estate primarily in the Chicago area), a director of SunTx Capital Partners (a private equity investment firm located in Dallas, Texas) and a director of RREEF America II, a private real estate investment trust located in Chicago, Illinois.

Thomas J. Boldt, 53, has served as Chief Executive Officer of The Boldt Company (a consulting service, program and construction management, general construction and real estate development services firm) since 2000. Mr. Boldt has served as a director of the Company since 1996. Mr. Boldt is also a director of M&I Bank, Fox Valley (a national bank), a director of Wisconsin Manufacturers and Commerce (a business association promoting the improvement of the economic climate of the State of Wisconsin), a trustee of the State of Wisconsin Investment Board and a Regent of St. Olaf College.

BOARD OF DIRECTORS

        The Company’s Board of Directors is currently comprised of eight members. The Board has determined that the following directors are independent directors as defined under Nasdaq Stock Market, Inc. (“Nasdaq”) rules: Nicholas C. Babson, Thomas J. Boldt, John T. Byrnes, Richard J. Fotsch, John W. Splude and Hermann Viets. The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees to assist it in discharging its duties. Each of these committees has the responsibilities set forth in written charters adopted by the Board. The Company makes available on its website, www.gehl.com, copies of each of these charters free of charge. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement. Each Committee is comprised solely of independent directors.

        The Audit Committee appoints, with shareholder approval, retains and, when appropriate, terminates the Company’s independent registered public accounting firm. The Audit Committee’s primary purpose is to provide oversight regarding the Company’s accounting and financial reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee reviews the scope, timing and results of the audit of the Company’s financial statements by the Company’s independent registered public accounting firm and reviews with the independent registered public accounting firm management’s policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews and evaluates the independence of the Company’s independent registered public accounting firm and approves services rendered by such auditors. Messrs. Babson, Boldt, Byrnes and Splude (Chairman) are members of the Audit Committee. The Audit Committee held three meetings in 2005. Each member of the Audit Committee meets the audit committee member independence requirements of the Nasdaq rules and is independent under the rules of the Securities and Exchange Commission. The Board has determined that John W. Splude qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission.

        The Compensation Committee determines (subject to Board approval for officers other than the Company’s Chief Executive Officer) compensation levels for the Company’s executive officers, reviews management’s recommendations as to the compensation to be paid to other key personnel and administers the Company’s equity-based incentive compensation plans. Messrs. Babson (Chairman), Boldt, Splude and Viets are members of the Compensation Committee. The Compensation Committee held three meetings in 2005.

        The functions of the Nominating and Corporate Governance Committee include recommending those persons to be nominated by the Board for election as directors of the Company and recommending persons to fill vacancies on the Board. In addition, the Nominating and Corporate Governance Committee oversees the governance procedures of the Company. The members of the Nominating and Corporate Governance Committee are Messrs. Byrnes, Fotsch and Viets (Chairman), each of whom meets the nominating committee independence requirements of the Nasdaq rules. The Nominating and Corporate Governance Committee held one meeting in 2005. The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Chairman of the Board of the Company and the Chairman of the Nominating and Corporate Governance Committee in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-laws set forth certain requirements for shareholders wishing to nominate director candidates for consideration by shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give written notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws.

Nominations of Directors

        The Nominating and Corporate Governance Committee recommends to the full Board the director nominees to stand for election at the Company’s annual meetings of shareholders and to fill vacancies occurring on the Board.

        In making recommendations to the Board of nominees to serve as directors, the Nominating and Corporate Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, which may include those set forth in the Company’s corporate governance guidelines. However, the Board believes the following minimum qualifications must be met by a director nominee to be recommended by the Nominating and Corporate Governance Committee:

•	Each director must display high personal and professional ethics, integrity and values.

•	Each director must have the ability to exercise sound business judgment.

•	Each director must be highly accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	Each director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•	One or more of the directors generally should be active or former chief executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors should be selected so that the Board is a diverse body.

Communications with Board of Directors

        Shareholders may communicate with the full Board, or individual directors, by submitting such communications in writing to Gehl Company, Attention: Board of Directors (or the individual director(s)), 143 Water Street, West Bend, WI 53095. Such communications will be delivered directly to the director or directors to whom the correspondence is addressed.

Compensation of Directors

        Directors who are officers or employees of the Company receive no compensation as such for service as members of the Board or committees thereof. Each of the non-employee directors receives an annual retainer fee of $20,000. In addition, the Chairman of the Audit Committee receives a $5,000 annual retainer fee, and the Chairman of the Compensation Committee receives a $3,000 annual retainer fee. Each non-employee director receives a fee of $1,250 for each Board meeting attended and a fee for each committee meeting attended according to the following schedule:

Committee	Chairman	Member
Audit	$2,500	$1,500

Compensation	$1,500	$1,000

Nominating and Corporate Governance	$1,000	$750

        In addition to the compensation described above, and in accordance with the terms of the Gehl Company 2004 Equity Incentive Plan, each of the non-employee directors on April 25, 2005 (the next business day after the 2005 annual meeting), automatically received options to purchase 3,000 shares of Common Stock at a per share exercise price of $19.80. Under the 2004 Equity Incentive Plan, each non-employee director (if he continues to serve in such capacity) will, on the day after the annual meeting of shareholders in each year, automatically be granted options to purchase 3,000 shares of Common Stock. Options granted to non-employee directors under the 2004 Equity Incentive Plan have a per share exercise price equal to 100% of the market value of a share of Common Stock on the date of grant and become exercisable ratably over the three-year period following the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement within three years after the date of grant or in the event of a “change of control of the Company” (as defined in the 2004 Equity Incentive Plan) within three years after the date of grant, then the option will become immediately exercisable in full. Options granted to non-employee directors terminate on the earlier of: (a) ten years after the date of grant, or (b) twelve months after the non-employee director ceases to be a director of the Company.

Meetings

        The Board held five meetings in 2005. Each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he served during 2005. Directors are expected to attend each annual meeting of the shareholders of the Company. All of the Company’s then current Directors attended the 2005 annual meeting of shareholders.

PRINCIPAL SHAREHOLDERS

Directors and Management

        The following table sets forth certain information, as of February 7, 2006, regarding beneficial ownership of Common Stock by each director, Company Nominee, each of the executive officers named in the Summary Compensation Table set forth below and all directors, Company Nominees and executive officers as a group. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

Name of Individual and Number in Group	Shares of Common Stock Beneficially Owned(1)(2)	Percent of Class
William D. Gehl	441,345	3.5%
Nicholas C. Babson	21,515	*
Thomas J. Boldt	29,437	*
Marcel-Claude Braud	-0-(3)	*
John T. Byrnes	22,285	*
Richard J. Fotsch	17,764	*
John W. Splude	28,387	*
Hermann Viets	21,015	*
Malcolm F. Moore	46,951	*
Kenneth H. Feucht	20,730	*
Daniel M. Keyes	19,138	*
Daniel L. Miller	13,502	*
James J. Monnat	3,515	*
Michael J. Mulcahy	20,852	*
Thomas M. Rettler	17,565	*
All directors, nominees and executive
officers as a group (15 persons)	724,001	5.8%

* The amount shown is less than 1% of the outstanding shares.

(1)	Total shares of Common Stock outstanding as of February 7, 2006 were 12,009,527.

(2)	Includes shares subject to exercisable options as of February 7, 2006, and options exercisable within 60 days of such date, as follows: Mr. Gehl, 372,000 shares; Mr. Babson, 15,000 shares; Mr. Boldt, 18,000 shares; Mr. Byrnes, 12,000 shares; Mr. Fotsch, 12,000 shares; Mr. Splude, 24,000 shares; Dr. Viets, 15,000 shares; Mr. Moore, 34,251 shares; Mr. Feucht, 19,968 shares; Mr. Keyes, 16,401 shares; Mr. Miller, 12,002 shares; Mr. Mulcahy, 7,500 shares; Mr. Rettler, 8,675 shares; and all directors, Company Nominees and executive officers as a group, 566,797 shares.

(3)	Manitou BF S.A. owns 1,545,401 shares of Common Stock. See “Principal Shareholders – Other Beneficial Owners.” Mr. Braud is President and Chief Executive Officer of the Manitou Group, the parent company of Manitou BF S.A.

Other Beneficial Owners

        The following table sets forth certain information regarding beneficial ownership by the only other persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below has been reported in filings made by the beneficial owners with the Securities and Exchange Commission.

Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
Manitou BF S.A
21 430 Route l’Aubiniere
BP 249
Ancenis Cedex
France	1,545,401	-0-	1,545,401	-0-	1,545,401	12.9%
Wellington Management
Company
75 State Street
Boston, MA 02109	-0-	846,531	-0-	1,272,80	1,300,331	10.8%
FMR Corporation
82 Devonshire Street
Boston, MA 02109	-0-	-0-	879,994	-0-	879,994	7.3%
Westfield Capital Management
Co., LLC
One Financial Center
24th Floor
Boston, MA 02111	558,050	-0-	864,750	-0-	864,750	7.2%
Dimensional Fund
AdvisorsInc
1299 Ocean Avenue
Santa Monica, CA 90401	794,566	-0-	794,566	-0-	794,566	6.6%

EXECUTIVE COMPENSATION

Summary Compensation Information

        The following Summary Compensation Table sets forth certain information regarding compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and each of certain executive officers of the Company. The executive officers named in the table below are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table
			Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year		Salary ($)	Bonus ($)(a)	Restricted Stock Awards ($)(b)	Securities Underlying Options (c)	All Other Compensation ($)
William D. Gehl	2005		457,240	368,833	0	0	34,367	(d)
Chairman and Chief Executive	2004		432,300	379,579	299,400	54,000	35,407
Officer	2003		393,000	50,835	0	45,000	28,125
Malcolm F. Moore	2005		348,277	238,866	0	0	19,009	(e)
President and	2004		322,269	248,147	169,660	36,750	15,407
Chief Operating Officer	2003		294,000	45,423	0	36,000	14,426
Thomas M. Rettler	2005		252,774	128,106	0	0	14,307	(f)
Vice President and Chief	2004		80,096	44,854	106,617	26,025	838
Financial Officer
Daniel M. Keyes	2005		181,296	79,127	0	0	10,507	(g)
Vice President Sales and	2004		167,168	83,083	45,534	10,200	9,430
Marketing	2003		158,346	16,470	0	7,500	8,968
Daniel L. Miller	2005	(h)	150,446	65,671	0	0	7,747	(i)
Vice President Manufacturing
Operations

(a)	The amounts shown in this column for 2005 relate to bonuses earned by the named executive officers pursuant to the Company’s 2004 Incentive Bonus Plan. The 2004 Incentive Bonus Plan was approved by the Board of Directors and is focused on both net income before taxes and return on assets.

(b)	The amounts shown in this column represent the market value of the restricted stock based upon the closing price of the Common Stock on the restricted stock grant date. Restricted stock awarded under the 2004 Plan generally is subject to a three-year restriction period (except for restricted stock awarded to Mr. Rettler upon his joining the Company, which has a five-year restriction period). Holders of restricted Common Stock are entitled to receive all dividends on such shares of restricted Common Stock prior to vesting. As of December 31, 2005, the total number of shares of restricted Common Stock and their market value (based on the closing market price on that date) held by each named executive officer were as follows: Mr. Gehl, 18,000 shares ($472,500); Mr. Moore, 10,200 shares ($267,750); Mr. Rettler, 8,490 shares ($222,863); Mr. Keyes, 2,737 shares ($71,846); and Mr. Miller, 1,500 shares ($39,375). The Compensation Committee of the Board of Directors of the Company has moved the annual date for the award of restricted stock from December of each year to February of the following year, and on February 24, 2006, 22,254 shares of restricted stock were awarded to the named executive officers.

(c)	The amounts shown in this column represent the number of shares of Common Stock underlying the options to purchase Common Stock granted to each of the named executive officers. The Compensation Committee of the Board of Directors of the Company has moved the annual date for the granting of options to purchase Common Stock from December of each year to February of the following year, and on February 24, 2006, options to purchase 69,735 shares of Common Stock were granted to the named executive officers.

(d)	Includes for 2005: (i) $2,610 in life insurance premiums paid by the Company, (ii) $6,159, present value of split-dollar life insurance benefit paid by the Company, (iii) $12,179 in long-term disability insurance premiums paid by the Company, (iv) $6,419 in extended-care insurance premiums paid by the Company, and (v) a matching contribution of $7,000 under the Gehl Savings Plan, a 401(k) Plan.

(e)	Includes for 2005: (i) $2,433 in life insurance premiums paid by the Company, (ii) $9,576 in long-term disability insurance premiums paid by the Company, and (iii) a matching contribution of $7,000 under the Gehl Savings Plan, a 401(k) Plan.

(f)	Includes for 2005: (i) $1,764 in life insurance premiums paid by the Company, (ii) $5,543 in long-term disability insurance premiums paid by the Company, and (iii) a matching contribution of $7,000 under the Gehl Savings Plan, a 401(k) Plan.

(g)	Includes for 2005: (i) $1,225 in life insurance premiums paid by the Company, (ii) $3,844 in long-term disability insurance premiums paid by the Company, and (iii) a matching contribution of $5,438 under the Gehl Savings Plan, a 401(k) Plan.

(h)	Mr. Miller became Vice President Manufacturing Operations of the Company on December 16, 2005.

(i)	Includes for 2005: (i) $1,051 in life insurance premiums paid by the Company, (ii) $2,183 in long-term disability insurance premiums paid by the Company, and (iii) a matching contribution of $4,513 under the Gehl Savings Plan, a 401(k) Plan.

Stock Options

        The Company has in effect equity-based incentive plans pursuant to which options to purchase Common Stock may be granted to key employees (including executive officers) of the Company and its subsidiaries. During fiscal 2005, none of the named executive officers were granted options to purchase Common Stock. The Compensation Committee of the Board of Directors of the Company has moved the annual date for the grant of options to purchase Common Stock from December of each year to February of the following year, and on February 24, 2006, options to purchase 69,735 shares of Common Stock were granted to the named executive officers.

        The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the 2005 fiscal year and the fiscal year-end value of unexercised options held by the named executive officers.

Aggregated Option Exercises in 2005 Fiscal Year and 2005 Fiscal Year-End Option Values
	Shares Acquired		Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name	on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
William D. Gehl	22,500	$308,850	372,000	51,000	$6,046,456	$604,051
Malcolm F. Moore	112,000	840,513	34,251	36,500	527,745	441,970
Thomas M. Rettler	-0-	-0-	8,675	17,350	118,028	236,057
Daniel M. Keyes	7,999	80,713	16,401	9,300	257,317	108,392
Daniel L. Miller	6,999	63,113	12,002	6,501	207,612	89,034

(1)	The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.

Retirement Plan

        The Company maintains a defined benefit pension plan (the “Retirement Plan”) to provide retirement benefits to certain employees, including the named executive officers. The following table estimates various annual benefits payable at age 65 to participants with the years of service and average compensation levels set forth below:

	Estimated Annual Benefits Payable at Age 65 for Indicated Years of Credited Service
Final Annual Average Compensation	5 Years	10 Years	15 Years	20 Years	25 Years	35+ Years
$ 75,000	$ 3,750	$ 7,500	$11,250	$15,000	$18,750	$26,250
100,000	5,000	10,000	15,000	20,000	25,000	35,000
130,000	6,500	13,000	19,500	26,000	32,500	45,500
170,000	8,500	17,000	25,500	34,000	42,500	59,500
205,000	10,250	20,500	30,750	41,000	51,250	71,750
210,000	10,500	21,000	31,500	42,000	52,500	73,500

        A participant may elect one of several single-life or joint-and-survivor annuity payment options, which provide monthly retirement benefits calculated on an actuarial basis. Benefits under the Retirement Plan are not reduced by a participant’s Social Security benefits. The Retirement Plan provides for reduced early-retirement and pre-retirement death benefits.

        Compensation covered by the Retirement Plan for each of the named executive officers is such person’s salary as shown in the Summary Compensation Table, subject to the maximum provided in the Internal Revenue Code. The maximum was $210,000 for 2005. The number of years of credited service as of December 31, 2005, that will be recognized for Messrs. Gehl, Moore, Keyes, Miller and Rettler is 13.2 years, 6.3 years, 5.1 years, 4.2 years and 1.4 years respectively.

Supplemental Retirement Benefit Agreements

        The Company has entered into a supplemental retirement benefit agreement under which Mr. Gehl will receive a monthly retirement benefit for fifteen years. Under the agreement, the monthly benefit to be received by Mr. Gehl is computed by multiplying the percentage by which benefits have vested by an amount equal to 60% of average monthly compensation, computed by reference to the highest base salary and cash bonus earned for any five calendar years within the last ten completed calendar years of service preceding termination, less any amounts Mr. Gehl would be entitled to receive under the Retirement Plan or pursuant to Social Security. The agreement provides for a pre-retirement death benefit consisting of ten annual payments in the amount of 40% of the average annual compensation, computed by reference to the five highest annual base salaries and cash bonuses earned within the last ten calendar years preceding the date of death. Benefits vest under the agreement at a rate of 10% per year for the first four years of service with the Company and are deemed to be fully vested after five years. Mr. Gehl is fully vested under his agreement. In the event of a “change of control” of the Company, the present value of the benefit is payable in a lump-sum. The supplemental retirement benefit agreement also contains a covenant not to compete that covers Mr. Gehl for a two-year period following his termination of employment. Failure to comply with such provision will result in a forfeiture of benefits under the agreement.

        The Company has also entered into supplemental retirement benefit agreements under which Messrs. Moore, Keyes, Miller and Rettler will receive a monthly retirement benefit for fifteen years. Under the agreements, the monthly benefit to be received by each of Messrs. Moore, Keyes, Miller and Rettler is computed by multiplying a vesting percentage by the product of: (i) the average monthly compensation, computed by reference to the highest base salary and cash bonus earned by the executive for any five calendar years within the last ten completed calendar years of service preceding termination, and (ii) for Mr. Moore, 50%; for Mr. Rettler, 40%; and for Messrs. Keyes and Miller, 30%. The supplemental retirement benefit agreements provide for a pre-retirement death benefit consisting of five annual payments in the amount of 40% of the average annual salary, computed by reference to the highest base salaries and cash bonuses earned during a consecutive five-year period preceding the date of death. Benefits vest under the supplemental retirement benefit agreement at a rate of 10% per year for the first four years and are deemed to be fully vested after five years. In the event there is a “change in control” of the Company as defined in the supplemental retirement benefit agreement, benefits become 100% vested and the present value of each benefit is payable in a lump-sum. As of December 31, 2005, Messrs. Miller and Rettler had 4.2 and 1.4 years of credited service, respectively, and Messrs. Moore and Keyes were fully vested under their respective supplemental retirement benefit agreements. The supplemental retirement benefit agreements also contain a covenant not to compete that covers Messrs. Moore, Keyes, Miller and Rettler for a two-year period following termination of employment. Failure to comply with such provisions will result in a forfeiture of benefits under the agreements.

        Assuming full vesting, the annual benefits payable to Messrs. Gehl, Moore, Keyes, Miller and Rettler under the supplemental retirement benefit agreements would be $375,724 (less any amounts Mr. Gehl would be entitled to receive under the Retirement Plan or pursuant to Social Security), $227,967 (less any amounts Mr. Moore would be entitled to receive under the Retirement Plan or pursuant to Social Security), $66,139, $55,061 and $151,146, respectively.

Employment Agreement

        The Company has an employment agreement with Mr. Gehl pursuant to which Mr. Gehl is to serve as the Chairman of the Board and Chief Executive Officer of the Company through June 14, 2008. During the term of his employment agreement, Mr. Gehl will be paid a minimum annual base salary of $432,300. The base salary paid to Mr. Gehl under his employment agreement is reviewed at least annually by the Board or a committee thereof and may be increased or decreased at that time subject to the minimum base salary described above. Mr. Gehl’s current base salary is $457,240.

        If, for any reason other than for cause or Mr. Gehl’s death or disability, and other than in connection with a “change in control” of the Company (as defined in his agreement), the employment of Mr. Gehl is terminated before the term of employment has been completed, Mr. Gehl will be entitled to receive his base salary for two full years from the date of termination, as well as the opportunity to continue to participate in the Company’s employee benefit plans for such period. Pursuant to his agreement, in the event of a change in control of the Company, the term of Mr. Gehl’s employment will automatically be extended to a date that is two years after the change in control. In addition, upon the change in control, Mr. Gehl’s unvested stock options shall immediately vest and any restrictions on any other benefits granted to Mr. Gehl shall terminate and those benefits shall become immediately exercisable or payable, as the case may be. If, during the two-year period following a change in control, the Company terminates Mr. Gehl’s employment (other than for cause), or if Mr. Gehl terminates his employment for “good reason” (as defined in the employment agreement), including as a result of significant changes in his working conditions or status without his consent, or after his continued employment for six months following the change in control, then Mr. Gehl will receive all accrued but unpaid benefits to the date of his termination, plus a lump-sum termination payment equal to three times the sum of his current base salary and the highest bonus he earned during the preceding five years, the present value of his benefits under his most current Supplemental Retirement Benefit Agreement, and outplacement services or, in lieu thereof, receive a lump-sum cash payment of $15,000. Mr. Gehl’s agreement also provides that he will receive family medical benefits for two years following such termination. Mr. Gehl’s employment agreement also provides the benefits described above in connection with certain terminations that are effected in anticipation of a change in control. The foregoing termination payment and other benefits may be reduced to the extent necessary to avoid an “excess parachute payment” under the Internal Revenue Code, but only if such reduction would result in a greater after-tax benefit to Mr. Gehl. Under the terms of his employment agreement, Mr. Gehl is also eligible to receive, among other benefits, an annual cash bonus and certain life insurance coverage. Under his employment agreement, Mr. Gehl is subject to a covenant not to compete following termination of his employment with the Company.

Change in Control and Severance Agreements

        The Company has in effect severance agreements with each of Messrs. Moore, Keyes, Miller and Rettler. Pursuant to the terms of their respective severance agreements, in the event of a “change in control” of the Company (as defined in the agreements), Messrs. Moore, Keyes, Miller and Rettler will be granted two-year employment terms with the Company and will be entitled to such base salaries, bonus opportunities and other benefits substantially equivalent to those to which they were entitled immediately prior to the change in control. In addition, upon the change in control, their unvested stock options will automatically vest and any restrictions on any other benefits granted to them shall terminate and those benefits shall become fully vested. If, during the two-year employment period following a change in control, the Company terminates the executive officer’s employment (other than for cause), or if the officer terminates his employment for “good reason” (as defined in the severance agreements), including as a result of significant changes in the executive officer’s working conditions or status without his consent, then the officer will receive all accrued but unpaid benefits to the date of termination, family medical benefits for two years after such termination, a lump-sum termination payment equal to two times the sum of his current base salary and the highest bonus amount earned by each in any of the five (5) fiscal years preceding the year in which the date of termination occurs, the present value of his benefits under his most current Supplemental Retirement Benefit Agreement with the Company, and outplacement services or, in lieu thereof, receive a lump-sum cash payment of $15,000. The severance agreements also provide that the benefits described above may be payable in connection with certain terminations that are effected in anticipation of a change in control. In addition, the severance agreements provide that, if the executive officer’s employment is involuntarily terminated by the Company other than for cause or upon the officer’s death or disability, and other than in connection with a change in control, the officer will be entitled to receive his base salary for one (1) full year from the date of termination, and to participate in the Company’s group health and welfare plans for one year after such termination.

        The foregoing termination and other benefits may be reduced to the extent necessary to avoid an “excess parachute payment” under the Internal Revenue Code, but only if such reduction would result in a greater after-tax benefit to the executive officer.

REPORT ON EXECUTIVE COMPENSATION

        This Report on Executive Compensation describes the policies employed generally by the Compensation Committee for the development of the Company’s executive compensation program and the application of these policies to executive compensation during fiscal 2005. The members of the Compensation Committee during fiscal 2005 were Messrs. Babson (Chairman), Boldt, Splude and Viets.

Function of the Compensation Committee

        The Compensation Committee develops the compensation program for the Company’s executive officers, including the grant of equity awards under the Company’s equity-based plans. Final approval of the Company’s executive compensation package as recommended by the Compensation Committee (other than the grant of equity awards under the Company’s equity-based plans and the salary, bonus and other benefits of the Company’s Chief Executive Officer, which grants, salary, bonus and benefits are at the sole discretion of the Committee) is the responsibility of the Board. During fiscal 2005, the Board adopted the recommendations of the Compensation Committee without material modification.

Executive Compensation and Stock Option Policies

        The basic policy of the Compensation Committee is to provide a competitive compensation program for executive officers sufficient to attract and retain those executive officers considered crucial to the attainment of the Company’s long-term strategic goals, including the enhancement of shareholder value. The compensation package for executive officers consists of base salary, opportunities for cash bonuses and equity-based awards, including stock options, and participation in other employee benefits plans offered by the Company. The Compensation Committee has reviewed all cash and equity components of the Company’s Chief Executive Officer and the other executive officers’ compensation, including salary, bonus and equity-based compensation.

        In determining salary levels for executive officers of the Company, the Compensation Committee takes into consideration each individual’s level of expertise and experience, and his or her performance in the individual’s particular area of responsibility during the past fiscal year, as well as the overall financial performance of the Company. The Committee did engage an outside compensation consultant in connection with establishing salary levels for the Company’s executive officers for fiscal 2006.

        In addition to base salaries, the Company’s compensation package includes an opportunity for key employees (including executive officers) to earn cash bonuses. The Company had in effect the Executive Incentive Plan for its executive officers and other key managers that awarded annual variable cash payments based upon net income before taxes and the return on assets. The Company’s Executive Incentive Plan emphasized a net income before taxes corporate performance target and a return on assets target, along with an individual goals performance objective for each participant in the plan. Bonuses earned by the named executive officers for 2005 performance under the Executive Incentive Plan are reflected in the “Bonus” column of the Summary Compensation Table.

        To provide an additional performance incentive for its executive officers and other key management personnel, the Company’s executive compensation package includes stock options and restricted stock grants. Under the Company’s 2004 Equity Incentive Plan, the Compensation Committee also has the authority to grant, in addition to stock options, restricted stock, other equity-based awards, including stock appreciation rights, and performance shares. The general purpose of the Company’s current equity-based plans is consistent with the basic policy of the Company’s executive compensation program, which is designed to promote the achievement of the long-range strategic goals of the Company and to enhance shareholder value. Stock options granted by the Company have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the future market value of the Common Stock. Restricted stock awarded under the 2004 Equity Incentive Plan generally will be subject to a three-year restriction period. Consideration is given to the financial performance of the Company in determining whether in the first instance to award stock options or restricted stock and in determining the size of any award. In addition, consideration is given to the level of responsibility of the individual executive officer within the Company, the performance of such officer in his or her area of responsibility and the officer’s salary grade in recommending the size of the awards. Although these factors are considered, no specific weight is assigned to one factor as compared to the others in making an option grant determination. No options to purchase shares of Common Stock were awarded in 2005 to the named executive officers and other key management personnel. The Company awarded 5,250 shares of restricted Common Stock in 2005 to key management personnel other than the named executive officers. The Compensation Committee of the Board of Directors of the Company has moved the annual date for the award of restricted stock and the granting of options to purchase Common Stock from December of each year to February of the following year, and on February 24, 2006, 22,254 shares of restricted stock were awarded to the named executive officers and options to purchase 69,735 shares of Common Stock were granted to the named executive officers.

        In addition to base salary, cash bonus opportunity and the potential for equity-based awards, all executive officers of the Company are eligible to participate in the various employee benefit plans offered to employees of the Company. The Company’s policy with respect to these plans (including the Company’s retirement plan, savings plan and life insurance program) is to provide competitive benefits to its employees, including executive officers, to encourage their continued service with the Company and to attract qualified individuals for available Company positions.

CEO Compensation

        During fiscal 2005, William D. Gehl, the Company’s Chief Executive Officer, was paid a salary of $457,240. Mr. Gehl is party to an employment agreement with the Company described under the heading “Executive Compensation – Employment Agreement.” Pursuant to Mr. Gehl’s employment agreement, his base salary is subject to review on at least an annual basis and may be increased or decreased as determined to be appropriate, provided that Mr. Gehl’s annual base salary may not be decreased below $432,300. In reviewing Mr. Gehl’s proposed employment agreement, the Committee focused on three factors: the competitiveness of Mr. Gehl’s proposed compensation; performance-related compensation issues; and the fairness and reasonableness of the employment agreement. The Committee also considered a report from its compensation consultant, which concluded the proposed compensation package for Mr. Gehl was reasonable and competitive, based on their review of peer companies and industry trends. For fiscal 2005 performance, Mr. Gehl earned a cash bonus of $368,833 pursuant to the terms of the Company’s Executive Incentive Plan as described above.

Deductibility of Executive Compensation

        Under Section 162(m) of the Internal Revenue Code, a tax deduction by certain corporate taxpayers, such as the Company, is limited with respect to the compensation of specified executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee intends to qualify compensation paid to the Company’s executive officers for deductibility by the Company under Section 162(m).

COMPENSATION COMMITTEE

Nicholas C. Babson (Chairman)
Thomas J. Boldt
John W. Splude
Hermann Viets

PERFORMANCE INFORMATION

        The following graph compares the cumulative total return (change in stock price plus reinvested dividends) of the Common Stock with the Standard & Poor’s 500 Composite Index and the Standard & Poor’s Small Cap Construction and Farm Machinery Index. The graph assumes $100 was invested on December 31, 2000 in each of the three alternatives, and that all dividends were reinvested.

Comparison of Five-Year Cumulative Market Performance
among S&P 500 Index, S&P Small Cap Construction and Farm Machinery Index,
and the Company
(Assumes $100 invested December 31, 2000, with dividends reinvested)

	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005
S&P 500 Composite Index	$100.00	$87.19	$66.81	$85.76	$94.97	$97.83

S&P Small Cap
Construction and
Farm Machinery Index	$100.00	$108.03	$114.81	$193.39	$259.07	$329.04

Gehl	$100.00	$108.29	$63.37	$102.85	$169.82	$286.30

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board is composed of four directors and operates under a written charter approved by the Board. Each member of the Audit Committee meets the audit committee independence requirements of the Nasdaq rules and is independent under the rules of the Securities and Exchange Commission.

        Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and oversee this process.

        In discharging its oversight responsibility relative to the audit process, the Audit Committee performed, among others, the following functions during fiscal year 2005:

•	Reviewed and discussed with management the audited financial statements for the fiscal year ending December 31, 2005;
•	Discussed with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and supplemented;
•	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and discussed with PricewaterhouseCoopers LLP its independence; and
•	Reviewed the Audit Committee Charter.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2005.

        The Audit Committee has concluded that PricewaterhouseCoopers LLP’s provision of the audit and permitted non-audit services described above is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. During 2005, no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission rules.

AUDIT COMMITTEE

John W. Splude (Chairman)
Nicholas C. Babson
Thomas J. Boldt
John T. Byrnes

APPROVAL OF THE 2004 PLAN, AS AMENDED

General

        On February 24, 2006, the Board adopted, subject to shareholder approval at the Annual Meeting, the Gehl Company 2004 Equity Incentive Plan, as amended (the “2004 Plan”) to: (a) increase the number of shares of Common Stock that may be issued pursuant to awards under the 2004 Plan by 325,000 shares, from 412,500 shares to 737,500 shares, (b) replace separate limits on the number of shares of Common Stock that may be issued pursuant to awards of restricted Common Stock and performance shares with one aggregate limit of 200,000 shares of Common Stock that may be issued pursuant to awards of restricted Common Stock, stock appreciation rights (“SARs”) and performance shares, and (c) make certain technical amendments to conform the 2004 Plan to the requirements of Section 409A of the Internal Revenue Code.

        The purpose of the 2004 Plan is to promote the best interests of the Company and its shareholders by providing key employees of the Company and its affiliates, and members of the Board who are not employees of the Company or its affiliates, with an opportunity to acquire a proprietary interest in the Company. The 2004 Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its affiliates, the Company seeks to attract and retain on the Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

        The Company currently has in effect the 2000 Equity Incentive Plan (the “2000 Plan”) and the 1995 Stock Option Plan (the “1995 Plan”), in addition to the 2004 Equity Incentive Plan. As of December 31, 2005, 166,477 shares of Common Stock were subject to outstanding awards and 243,023 shares remained available for the granting of additional awards under the 2004 Equity Incentive Plan (prior to amendment), 458,178 shares of Common Stock were subject to outstanding awards and 1,085 shares remained available for the granting of additional awards under the 2000 Plan, and 230,157 shares of Common Stock were subject to outstanding awards and no additional shares may be granted under the 1995 Plan. To the extent outstanding awards under any of the equity incentive plans expire unexercised, are cancelled or are terminated, the shares subject thereto will be available for the granting of additional options under that plan. The 2004 Plan was initially effective on February 27, 2004.

        The following summary description of the 2004 Plan is qualified in its entirety by reference to the full text of the 2004 Plan, which is attached to this Proxy Statement as Appendix A.

Administration and Eligibility

        The 2004 Plan is to be administered by a committee of the Board (the “Committee”) consisting of no less than two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. In the event that the Committee is not appointed, the functions of the Committee will be exercised by those members of the Board who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” within the meaning of Section 162(m). The Compensation Committee has been designated as the initial administrator of the 2004 Plan. Among other functions, the Committee has the authority: to establish rules for the administration of the 2004 Plan; to select the key employees of the Company and its affiliates to whom awards will be granted; to determine the types of awards to be granted to key employees and the number of shares covered by such awards; and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred by a key employee participating in the 2004 Plan. Under the 2004 Plan, to the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee in connection with the 2004 Plan, other than with respect to those persons who file reports under Section 16 of the Exchange Act (e.g., executive officers and directors of the Company). Subject to the express terms of the 2004 Plan, determinations and interpretations with respect thereto will be at the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties.

        Any key employee of the Company or any affiliate, including any executive officer or employee-director of the Company, is eligible to be granted awards by the Committee under the 2004 Plan. In addition to key employees, each non-employee director of the Company is automatically entitled, as described below, to receive option grants under the 2004 Plan. Approximately 61 persons are currently eligible to participate in the 2004 Plan. The number of eligible participants may increase over time based upon future growth of the Company.

Awards Under the 2004 Plan; Available Shares

        The 2004 Plan authorizes the granting to key employees of: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code (“ISOs”) or non-qualified stock options; (b) SARs; (c) restricted stock; and (d) performance shares. The 2004 Plan also provides for the automatic grant of non-qualified options to non-employee directors of the Company. The 2004 Plan provides that up to a total of 737,500 shares of Common Stock (subject to adjustment as described below) may be issued pursuant to awards, which total includes 412,500 shares initially authorized by shareholders on April 23, 2004. The number of shares of Common Stock issuable pursuant to ISOs is limited to 100,000 shares. The number of shares of Common Stock issuable as restricted stock, pursuant to SARs or pursuant to performance shares, is limited to 200,000 shares in aggregate.

        If any shares subject to awards granted under the 2004 Plan, or to which any award relates, are forfeited, or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the 2004 Plan, including pursuant to ISOs or restricted stock, SARs or performance shares, as applicable. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Terms of Awards

        Option Awards to Key Employees. Options granted under the 2004 Plan to key employees may be either ISOs or non-qualified stock options. No individual key employee may be granted, during any calendar year, options to purchase in excess of 75,000 shares of Common Stock under the 2004 Plan (subject to adjustment as described below).

        The exercise price per share of Common Stock subject to options granted to key employees under the 2004 Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The 2004 Plan specifically prohibits the “repricing” of options where new options with lower exercise prices are substituted for previously granted options. The term of any option granted to a key employee under the 2004 Plan will be as determined by the Committee, provided that the term of an option may not exceed ten years from the date of its grant. Options granted to key employees under the 2004 Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash or in whole or in part by tendering shares of Common Stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the 2004 Plan will also be required to comply with all other terms of Section 422 of the Internal Revenue Code.

        Option Awards to Non-Employee Directors. The 2004 Plan provides that each non-employee director (if he or she continues to serve in such capacity) will, on the day after the annual meeting of shareholders in each year, automatically be granted an option to purchase 2,000 shares of Common Stock (subject to adjustment as described below). The options granted to non-employee directors under the 2004 Plan become exercisable ratably over the three-year period following the date of the grant. However, if a non-employee director ceases to be a director of the Company by reason of death, disability or retirement within three years after the date of grant, or in the event of a change of control of the Company (as defined in the 2004 Plan) within three years after the date of grant, the option shall become immediately exercisable in full. Non-employee directors will be entitled to receive the automatic grants under the 2004 Plan as described above only for so long as the 2004 Plan remains in effect and a sufficient number of shares are available for the granting of such options thereunder.

        The option price per share of any option granted to a non-employee director must be 100% of the “market value” of a share of Common Stock on the date of grant of such option. The “market value” of a share on the date of grant to the non-employee director will be the last sale price per share for the Common Stock on the Nasdaq Stock Market on the trading day next preceding such grant date or, if no trading occurred on the trading date next preceding the date on which the non-qualified stock option is granted, then the “market value” per share shall be determined with reference to the next preceding date on which the shares were traded.

        Options granted to non-employee directors will terminate on the earlier of: (a) ten years after the date of grant, or (b) twelve months after the non-employee director ceases to be a director of the Company. Options granted to non-employee directors may be exercised under the 2004 Plan by payment in full of the exercise price, either in cash or in whole or in part by tendering previously acquired shares of Common Stock having a market value on the date of exercise equal to the option exercise price.

        The Committee has no discretion to alter the provisions governing options granted to non-employee directors.

        Stock Appreciation Rights. An SAR granted under the 2004 Plan will confer on the key employee holder a right to receive, upon exercise thereof, the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the SAR as specified by the Committee. The grant price of an SAR under the 2004 Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, shares of Common Stock or other consideration), and any other terms and conditions of any SAR granted under the 2004 Plan are determined by the Committee at the time of grant. Pursuant to the terms of the 2004 Plan, no individual key employee may be granted, during any calendar year, SARs thereunder in excess of 75,000 shares of Common Stock (subject to adjustment as described below).

        Restricted Stock. Shares of restricted Common Stock granted to key employees under the 2004 Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Except as determined by the Committee with respect to a number of shares not exceeding 10% of the shares authorized for issuance under the 2004 Plan, the applicable restriction period for restricted Common Stock will be at least three years, subject to earlier vesting at the Committee’s discretion in the event of the participant’s death, disability or retirement or in the event of a change of control of the Company. No individual key employee may be granted, during any calendar year, in excess of 75,000 shares of restricted stock under the 2004 Plan (subject to adjustment as described below).

        Performance Shares. The 2004 Plan also provides for the granting of performance shares to key employees. The Committee will determine and/or select the applicable performance period, the performance goal or goals (and the performance level or levels related thereto) to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Under the terms of the 2004 Plan, the Committee may select from various performance goals, including return on equity, return on investment, return on net assets, shareholder value added, earnings from operations, pre-tax profits, net earnings, net earnings per share, working capital as a percent of net sales, net cash provided by operating activities, market price for the Common Stock and total shareholder return. In conjunction with selecting the applicable performance goal or goals, the Committee will also fix the relevant performance level or levels (e.g., a 15% return on equity) that must be achieved with respect to the goal or goals in order for the performance shares to be earned by the key employee. The performance goals selected by the Committee under the 2004 Plan may, to the extent applicable, relate to a specific division or subsidiary of the Company or apply on a Company-wide basis.

        Following completion of the applicable performance period, payment on performance shares granted to and earned by key employees will be made in shares of Common Stock (which, at the discretion of the Committee, may be shares of restricted stock) equal to the number of performance shares payable. The Committee may provide that, during a performance period, key employees will be paid cash amounts with respect to each performance share granted to such key employees equal to the cash dividend paid on a share of Common Stock. Pursuant to the terms of the 2004 Plan, no key employee may receive, during any calendar year, more than 75,000 performance shares under the 2004 Plan (subject to adjustment as described below).

Adjustments

        If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust: (a) the number and type of shares subject to the 2004 Plan and which thereafter may be made the subject of awards, (b) the number and type of shares subject to outstanding awards, and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

        Except as otherwise provided by the Committee, no award granted under the 2004 Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Except as otherwise provided by the Committee, each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Amendment and Termination

        The Board may amend, suspend or terminate the 2004 Plan at any time, except that no such action may adversely affect any award granted and then outstanding thereunder without the approval of the respective participant. The 2004 Plan further provides that shareholder approval of any amendment thereto must also be obtained: (a) if such amendment (i) increases the number of shares with respect to which awards may be made under the 2004 Plan (other than increases resulting from the adjustments described above), (ii) expands the class of persons eligible to participate under the 2004 Plan, or (iii) otherwise increases in any material respect the benefits payable under the 2004 Plan; or (b) if otherwise required by (i) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for ISOs to be granted thereunder) or (ii) the quotation or listing requirements of the exchange or market on which the Common Stock is then traded (in order to maintain the trading of the Common Stock on such exchange or market).

Amendment, Modification or Cancellation of Awards

        Subject to the limitations of the 2004 Plan, the Committee may modify or amend any award or award agreement or waive any restrictions or conditions applicable to any award or the exercise of the award, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the 2004 Plan; provided that the consent of the holder of the award generally must be obtained if any such modification or amendment would adversely affect the rights of such individual under the award.

Withholding

        Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under the 2004 Plan, the key employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the 2004 Plan may be settled with shares of Common Stock (other than shares of restricted stock), including shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the 2004 Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

Certain Federal Income Tax Consequences

        Stock Options. The grant of a stock option under the 2004 Plan creates no immediate income tax consequences to the key employee or the non-employee director or the Company. A key employee or a non-employee director who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee or the non-employee director. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

        In general, a key employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the key employee on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the key employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

        Stock Appreciation Rights. The grant of an SAR will create no immediate income tax consequences for the key employee or the Company. Upon exercise of an SAR, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the key employee receives shares of restricted stock or other award upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

        Restricted Stock. A key employee will not recognize income at the time an award of restricted stock is made under the 2004 Plan, unless the election described below is made. A key employee who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

        A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award reduced by any amount paid for the restricted stock. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee who has made an election subsequently forfeits the restricted stock, the key employee will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

        Performance Shares. The grant of performance shares will create no immediate income tax consequences for the key employee or the Company. Upon the receipt of shares of Common Stock at the end of the applicable performance period, the key employee will recognize ordinary income equal to the fair market value of the shares of Common Stock received, except that if the key employee receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such restricted stock. In addition, the key employee will recognize ordinary income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

        Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the Company’s tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual. Amounts in excess of $1,000,000 are not deductible unless one of several exceptions applies. The Committee intends to grant awards under the 2004 Plan that are designed, in most cases, to qualify for one such exception, the performance-based compensation exception. Grants of options and SARs can be structured so as to qualify for this exception. The Company does not anticipate that Section 162(m) will have a material impact on the Company’s ability to deduct compensation due to awards made under the 2004 Plan.

        Internal Revenue Code Sections 280G and 4999. Section 280G of the Internal Revenue Code limits the Company’s income tax deductions for compensation in the event the Company undergoes a change in control. Accordingly, all or some of the amount that would otherwise be deductible may not be deductible with respect to those options, SARs and restricted stock that become immediately exercisable in the event of a change in control. In addition, if Section 280G limits the Company’s deduction with respect to an award to a given participant, a 20% federal excise tax (i.e., in addition to the federal income tax) will be withheld from that participant under Section 4999 on that portion of the cash or value of the common stock received by that participant that is non-deductible under Section 280G.

        Internal Revenue Code Section 409A. Section 409A of the Internal Revenue Code imposes restrictions on non-qualified deferred compensation arrangements that do not meet specified criteria as set forth in the statute and supporting guidance. If any of the arrangements provided under the 2004 Plan fail to meet the criteria specified in Section 409A, or if the 2004 Plan is not operated by the Company in accordance with such requirements, then a participant will recognize ordinary income equal to the value of the awards when such awards are not subject to a substantial risk of forfeiture, even though the participant has not received the award in cash or stock. Additionally, the participant will be liable for a 20% excise tax on such amounts. The Company does not anticipate granting any award that will be taxed prior to its receipt and/or be subject to the excise tax under Section 409A.

New Plan Benefits

        Other than the automatic grant of stock options to non-employee directors, the Company cannot currently determine the number of awards or the type of awards that may be granted to eligible participants under the 2004 Plan in the future. Such determinations will be made from time to time by the Committee. Neither the Committee nor the Board has approved any grants of awards that require shareholder approval of the amended 2004 Plan.

        On February 15, 2006, the last sale price per share of the Common Stock on the Nasdaq Stock Market was $30.08.

Equity Compensation Plan Information

        The following table sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance.

PLAN CATEGORY	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans	801,831(1)	$10.89	250,867(2)
approved by security holders

Equity compensation plans
not approved by security
holders	--		--

Total	801,831(1)	$10.89	250,867(2)

(1)	Represents options to purchase the Company’s Common Stock granted under the Company’s 2004 Equity Incentive Plan, 2000 Equity Incentive Plan and 1995 Stock Option Plan, each of which was approved by the Company’s shareholders.

(2)	Includes up to 71,515 shares of restricted Common Stock that can be issued under the Company’s 2004 Equity Incentive Plan. These shares are subject to a minimum three-year vesting period.

Vote Required

        The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the approval of the 2004 Plan (assuming a quorum is present) is required to approve the 2004 Plan. Any shares not voted at the Annual Meeting (whether as a result of broker non-votes, abstentions or otherwise) with respect to the 2004 Plan will have no impact on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN, AS AMENDED. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN, AS AMENDED.

APPROVAL OF SELECTION OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

        The Board recommends the approval of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2006.

        PricewaterhouseCoopers LLP acted as the independent registered public accounting firm for the Company for the year ending December 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

        PricewaterhouseCoopers LLP provided to the Company during fiscal years 2005 and 2004 the following professional services:

	2005	2004
Audit Fees(1)	$559,200	$494,600
Audit-Related Fees(2)	78,000	65,600
Tax Fees(3)	93,260	102,900
All Other Fees	0	0

Total	$730,460	$663,100

(1)	Audit of annual financial statements, review of financial statements included in Quarterly Reports on Form 10-Q, fees related to 2005 equity offerings, and other SEC filings.
(2)	Primarily due diligence work, employee benefit plan audits and internal control advisory services.
(3)	Tax return preparation ($42,000 for 2005, and $53,000 for 2004) and tax consultations.

        The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the appointment of the independent registered public accounting firm. Any shares not voted at the Annual Meeting (whether as a result of broker non-votes, abstentions or otherwise) with respect to the approval of the appointment of the independent registered public accounting firm will have no impact on the vote.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE GEHL COMPANY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS THE GEHL COMPANY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006.

OTHER MATTERS

Shareholder Proposals

        Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) that are intended to be presented at the 2007 annual meeting of shareholders and included in the Company’s proxy materials for that meeting must be received by the Company no later than November 13, 2006. Further, a shareholder who otherwise intends to present business at the 2007 annual meeting must comply with the requirements set forth in the Company’s By-laws. To bring business before an annual meeting, a shareholder must, among other things, give written notice thereof, complying with the By-laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the last Thursday in the month of April, subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days. The 2007 annual meeting of shareholders is tentatively scheduled to be held on April 27, 2007. Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2007 annual meeting of shareholders but does not intend to have included in the Company’s proxy materials) on or prior to February 26, 2007 (assuming an April 27, 2007 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2007 annual meeting. If the Board nonetheless chooses to present such proposal at the 2007 annual meeting, then the persons named in proxies solicited by the Board for the 2007 annual meeting may exercise discretionary voting power with respect to such proposal.

Compliance with Section 16(a) Beneficial Ownership Reporting

        Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors, officers and any beneficial owners of greater than 10% of the Company’s Common Stock file reports with the Securities and Exchange Commission regarding their ownership of Common Stock and any changes in such ownership. Based upon the Company’s review of copies of these reports, the Company believes that during 2005 the directors, officers and owners of greater than 10% of the Common Stock have complied with the Section 16(a) filing requirements, except that Marcel-Claude Braud, Malcolm F. Moore, Daniel M. Keyes and Manitou BF S.A. each failed to timely file a Form 4. However, each of Messrs. Braud, Moore and Keyes made a filing of the required Form 4 prior to the date of this proxy statement.

Certain Transactions

        The Company has an agreement with Manitou BF S.A. (“Manitou”), which owns more than 10% of the Common Stock of the Company, pursuant to which each party purchases certain models of telehandlers manufactured by the other for distribution in the United States. Pursuant to that agreement in 2005, the Company purchased telehandlers from Manitou with an aggregate wholesale value of approximately $7.6 million, and in 2005, the Company sold to Manitou telehandlers with an aggregate wholesale value of approximately $4.0 million. In addition, the Company has a license and manufacturing agreement with Manitou to manufacture certain models of telehandlers. The terms of the distribution agreement with Manitou, the related purchases by each party, and the terms of the licensing and manufacturing agreement were negotiated between the Company and Manitou on an arms-length basis in 2004. Mr. Braud, a director of the Company, is President and Chief Executive Officer of the Manitou Group, which includes Manitou BF S.A.

Solicitation of Proxies

        Proxies may be solicited by mail, advertisement, telephone or other methods, or in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations.

        The Company has retained Georgeson Shareholder Communications, Inc. (“Georgeson”) to provide solicitation and advisory services in connection with the proxy solicitation, for which Georgeson is to receive a fee estimated at $7,000, together with reimbursement for its reasonable out-of-pocket expenses and for payments made to brokers and other nominees for their expenses in forwarding soliciting material. Georgeson will distribute proxy materials to beneficial owners and solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock. The Company has agreed to indemnify Georgeson against certain liabilities and expenses, including liabilities under the federal securities laws.

        All expenses of solicitation of proxies will be borne by the Company.

Delivery of Proxy Materials to Households

        Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or by sending a written request addressed to Gehl Company, Attention: Secretary, 143 Water Street, West Bend, Wisconsin 53095.

By Order of the Board of Directors GEHL COMPANY

/s/ Michael J. Mulcahy Michael J. Mulcahy Secretary

March 8, 2006

APPENDIX A

GEHL COMPANY
2004 EQUITY INCENTIVE PLAN
AS AMENDED

Section 1.     Purpose

        The purpose of the Gehl Company 2004 Equity Incentive Plan (the “Plan”) is to promote the best interests of Gehl Company (together with any successor thereto, the “Company”) and its shareholders by providing key employees of the Company and its Affiliates (as defined below) and members of the Company’s Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

Section 2.    Definitions

        As used in the Plan, the following terms shall have the respective meanings set forth below:

        (a)     “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Sections 414(b) or (c) of the Code (or any successor provision thereto), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share granted under the Plan.

        (c)     “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award under the Plan.

        (d)     “Change of Control of the Company” shall mean any one of the following events: (i) securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities are acquired pursuant to a tender offer or exchange offer; (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other Person as a result of which less than 50% of the outstanding voting securities of the surviving or resulting Person would be owned by the former shareholders of the Company (other than a shareholder who is an Affiliate of any party to such consolidation or merger); (iii) the shareholders of the Company approve the sale of substantially all of the Company’s assets to a Person which is not a wholly-owned subsidiary of the Company; (iv) any person becomes a beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act (or any successor provision thereto)), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities the effect of which (as determined by the Board of Directors of the Company) is to take over control of the Company; or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors of the Company then in office who were directors of the Company at the beginning of the period.

        (e)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (f)     “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

        (g)     “Committee” shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and comprised of not less than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and each of whom is an “outside director” within the meaning of Section 162(m)(4)(C) of the Code (or any successor provision thereto).

        (h)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (i)     “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

        (j)     “Fair Market Value” shall mean, with respect to any property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, the “fair market value” of a Share on a specific date shall be the last sale price per Share for the Shares on The Nasdaq Stock Market on the trading date next preceding such specific date; provided, however, that if the principal market for the Shares is then a national securities exchange, the “fair market value” shall be the closing price per Share for the Shares on the principal securities exchange on which the Shares are traded on the trading date next preceding the specific date, or, in either case above, if no trading occurred on the trading date next preceding the specific date, then the “fair market value” per Share shall be determined with reference to the next preceding date on which the Shares were traded.

        (k)     “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

        (l)     “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

        (m)     “Non-Employee Director” shall mean any member of the Company’s Board of Directors who is not an employee of the Company or of any Affiliate.

        (n)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option and shall mean any option granted to a Non-Employee Director under Section 6(b) of the Plan.

        (o)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        (p)     “Participating Key Employee” shall mean a Key Employee designated to be granted an Award under the Plan.

        (q)     “Performance Goals” shall mean the following (in all cases after excluding the impact of applicable Excluded Items):

            (i)     Return on equity for the Performance Period for the Company on a consolidated basis.

            (ii)     Return on investment for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

            (iii)     Return on net assets for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

            (iv)     Shareholder value added (as defined by the Committee at the time of selection) for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

            (v)     Earnings from operations for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

            (vi)     Pre-tax profits for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

            (vii)     Net earnings for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

            (viii)     Net earnings per Share for the Performance Period for the Company on a consolidated basis.

            (ix)     Working capital as a percent of net sales for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

            (x)     Net cash provided by operating activities for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

            (xi)     Market price per Share for the Performance Period.

            (xii)     Total shareholder return for the Performance Period for the Company on a consolidated basis.

        (r)     “Performance Period” shall mean, in relation to Performance Shares, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

        (s)     “Performance Share” shall mean any right granted under Section 6(e) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

        (t)     “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

        (u)     “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

        (v)     “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

        (w)     “Restricted Stock” shall mean any Share granted under Section 6(d) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(e) of the Plan.

        (x)     “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

        (y)     “Shares” shall mean shares of common stock of the Company, $.10 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

        (z)     “Stock Appreciation Right” shall mean any right granted under Section 6(c) of the Plan.

Section 3.      Administration

        The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” under Section 162(m)(4)(C) of the Code (or any successor provision thereto). To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers. Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. Notwithstanding the foregoing, Awards to Non-Employee Directors under the Plan shall be automatic and the amount and terms of such Awards shall be determined as provided in Section 6(b) of the Plan.

Section 4.      Shares Available for Award

        (a)    Shares Available. Subject to adjustment as provided in Section 4(b):

            (i)     Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 737,500, which number includes 412,500 Shares initially authorized on April 23, 2004. The number of Shares issuable pursuant to Incentive Stock Options shall be limited to 100,000 Shares. The number of Shares issuable as Restricted Stock, pursuant to Stock Appreciation Rights or pursuant to Performance Shares shall be limited to 200,000 Shares in aggregate. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan, including pursuant to Incentive Stock Options or Restricted Stock, Stock Appreciation Rights or Performance Shares, as applicable.

            (ii)    Limitations on Awards to Individual Participants. During any one calendar year, no Participating Key Employee shall be granted Awards under the Plan that could result in such Participating Key Employee receiving Options for more than 75,000 Shares, Stock Appreciation Rights with respect to more than 75,000 Shares, more than 75,000 Shares of Restricted Stock and/or more than 75,000 Performance Shares. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 4(b) hereof. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

            (iii)    Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

            (iv)    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        (b)    Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number and provided further that any such adjustment to an Award that is exempt from Section 409A of the Code (or any successor provision thereto) shall be made in a manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Section 409A of the Code (or any successor provision thereto) shall be made in a manner that complies with the provisions thereof. Notwithstanding the foregoing, Non-Qualified Stock Options subject to grant or previously granted to Non-Employee Directors under Section 6(b) of the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest represented thereby immediately prior to any such event and to preserve, without exceeding, the value of such Options.

Section 5.      Eligibility

        Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, shall be eligible to be designated a Participating Key Employee. All Non-Employee Directors shall receive Awards of Non-Qualified Stock Options as provided in Section 6(b).

Section 6.    Awards

        (a)    Option Awards to Key Employees. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine; provided, however, that no Option shall be granted in connection with the cancellation of a previously granted Option under the Plan if the exercise price of the later granted Option is less than the exercise price of the earlier granted Option.

            (i)    Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

            (ii)    Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

            (iii)    Exercisability and Method of Exercise. An Option shall become exercisable in such manner (including, without limitation, accelerated exercisability in the event of Change of Control of the Company) and within such period or periods and in such installments or otherwise as shall be determined by the Committee. Unless the Committee shall otherwise determine on or prior to the date of grant of an Option, such Option may be exercised, in whole or in part, from and after the date it was granted in accordance with the following schedule:

Cumulative Percentage of Shares Subject
to Option Which May be Purchased (which
Elapsed Period of Time	number of Shares shall be rounded
After Date Option is Granted	down to the nearest whole number)
Less than One (1) Year	0%
One (1) Year	33-1/3%
Two (2) Years	66-2/3%
Three (3) Years	100%

The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made. At the sole discretion of the Committee, the payment of the exercise price with respect to any Option may be in the form of a promissory note issued to the Company by a Participating Key Employee on such terms and conditions as the Committee determines.

            (iv)    Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of this restated Plan by the Board of Directors of the Company.

        (b)     Non-Qualified Stock Option Awards to Non-Employee Directors.

            (i)    Eligibility. Each Non-Employee Director shall automatically be granted Non-Qualified Stock Options under the Plan in the manner set forth in this Section 6(b). A Non-Employee Director may hold more than one Non-Qualified Stock Option.

            (ii)    Annual Option Grants to Non-Employee Directors. Each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following the annual meeting of shareholders in each year during the time the Plan is in effect, automatically be granted a Non-Qualified Stock Option to purchase 3,000 Shares (which number of Shares shall be subject to adjustment in the manner provided in Section 4(b) hereof).

            (iii)    Grant Limitation. Notwithstanding the provisions of Section 6(b)(ii) hereof, Non-Qualified Stock Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

            (iv)    Exercise Price. The exercise price per Share for a Non-Qualified Stock Option granted to a Non-Employee Director under the Plan shall be equal to 100% of the Fair Market Value of a Share on the date of grant of such Option.

            (v)     Exercisability of Options. Non-Qualified Stock Options granted to Non-Employee Directors under the Plan shall become exercisable in accordance with the following schedule:

Cumulative Percentage of Shares Subject
to Option Which May be Purchased (which
Elapsed Period of Time	number of Shares shall be rounded
After Date Option is Granted	down to the nearest whole number)
Less than One (1) Year	0%
One (1) Year	33-1/3%
Two (2) Years	66-2/3%
Three (3) Years	100%

Notwithstanding the foregoing schedule, if a Non-Employee Director ceases to be a director of the Company by reason of death, disability or retirement within three (3) years after the date of grant or in the event of a Change of Control of the Company within three (3) years after the date of grant, the Option shall become immediately exercisable in full.

            (vi) Termination of Options. Non-Qualified Stock Options granted to Non-Employee Directors shall terminate on the earlier of:

(A)	ten years after the date of grant; or

(B)	twelve months after the Non-Employee Director ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director’s death, disability or retirement.

            (vii)     Exercise of Options. A Non-Qualified Stock Option granted to a Non-Employee Director may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Secretary of the Company at the Company’s principal office in West Bend, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the Option is being exercised. Prior to delivery of any Shares with respect to the exercise of an Option by a Non-Employee Director, the Company shall have received full payment of the exercise price of the Shares being purchased (x) in cash or its equivalent; (y) by tendering previously acquired Shares (valued at their “market value” as determined in accordance with Section 6(b)(iv) as of the date of exercise); or (z) by any combination of the means of payment set forth in subparagraphs (x) and (y). For purposes of subparagraphs (y) and (z) above, the term “previously acquired Shares” shall only include Shares owned by the Non-Employee Director at least six months prior to the exercise of the Option for which payment is being made and shall not include Shares which are being acquired pursuant to the exercise of said Option. No shares will be issued until full payment therefor has been made.

        (c) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

        (d)    Restricted Stock Awards.

            (i)    Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees. Non-Employee Directors are not eligible to be granted Restricted Stock under the Plan.

            (ii)    Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, however, that, except as determined by the Committee with respect to a number of Shares not exceeding 10% of the Shares authorized for issuance under the Plan, the applicable period of restriction for any Shares of Restricted Stock granted hereunder shall not be less than three (3) years, subject to earlier vesting at the discretion of the Committee in the event of death, disability or retirement of a Participating Key Employee or in the event of a Change of Control of the Company.

            (iii)    Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

            (iv)    Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee, or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

            (v)    Forfeiture. Shares of Restricted Stock that do not vest pursuant to their terms will be forfeited by the Participating Key Employee to whom such Shares were granted.

        (e)    Performance Shares.

            (i)    Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Participating Key Employees. Non-Employee Directors are not eligible to be granted Performance Shares under the Plan.

            (ii)    Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. The Committee shall have sole discretion to alter the selected Performance Goals set forth in Section 2(q), subject to shareholder approval, to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto). Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares which do not qualify for the performance-based exemption under Section 162(m) of the Code (or any successor provision thereto), the Committee may make such grants without satisfying the requirements thereof.

            (iii)    Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash amounts, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participating Key Employees shall have no voting rights with respect to Performance Shares held by them during the applicable Performance Period.

            (iv)    Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto), one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(d)(iii) hereof.

        (f)    General.

            (i)    No Consideration for Awards. Awards shall be granted to Participating Key Employees without the requirement of cash consideration unless otherwise determined by the Committee. Awards of Non-Qualified Stock Options granted to Non-Employee Directors under Section 6(b) of the Plan shall be granted for no cash consideration unless otherwise required by law.

            (ii)    Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee. If any Award is considered deferred compensation subject to the provisions of Section 409A of the Code (or any successor provision thereto), the terms of the Award Agreement shall comply with the provisions thereof.

            (iii)    Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

            (iv)    Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments. Any such determination by the Committee shall be made in a manner that will enable Awards intended to be exempt from Section 409A of the Code (or any successor provision thereto) to continue to be exempt, or to enable Awards intended to comply with such law to continue to so comply. Any deferral of amounts payable or Shares issuable hereunder shall be made pursuant to a separate written plan or other written arrangement that complies with Section 409A of the Code (or any successor provision thereto).

            (v)    Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, salable, or transferable by a Participating Key Employee or a Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee at the discretion of the Committee may, and a Non-Employee Director shall, be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or the Non-Employee Director, as the case may be. Except as otherwise provided by the Committee, each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or the Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

            (vi)    Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee but the expiration date of an Award shall be not later than ten years after the date such Award is granted.

            (vii)    Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(d) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or a Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

Section 7.      Amendment and Termination of the Plan; Correction of Defects and Omissions

        (a)    Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained: (i) if such amendment (A) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b) hereof), (B) expands the class of persons eligible to participate under the Plan, or (C) otherwise increases in any material respect the benefits payable under the Plan; or (ii) if otherwise required by (A) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (B) the quotation or listing requirements of the Nasdaq Stock Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon). Termination, amendment or modification of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

        (b)    Amendment, Modification or Cancellation of Awards. Subject to the limitations of this Plan, with respect to any Awards granted on or after the adoption of this restated Plan by the Board of Directors of the Company, the Committee may modify or amend any Award or Award Agreement, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 4(b)); provided that the consent of the holder of the Award shall be obtained if any such modification or amendment would adversely affect the rights of such individual under the Award, except that the Committee need not obtain Participating Key Employee or Non-Employee Director (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 4(b) in exchange for a cash payment, for the modification of an Award to the extent deemed necessary for the Company, the Plan, any Award or Award Agreement to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company. Notwithstanding the foregoing, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Section 409A of the Code (or any successor provision thereto) to continue to be so exempt, or to enable an Award intended to comply with such Code provision to continue to so comply.

        (c)    Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

        (d)    Section 409A of the Code. The provisions of Section 409A of the Code (or any successor provision thereto) are incorporated herein by reference to the extent necessary for any Award that is subject to such provision to comply therewith.

Section 8.      General Provisions

        (a)    No Rights to Awards. No Key Employee, Participating Key Employee or other Person (other than a Non-Employee Director to the extent provided in Section 6(b) of the Plan) shall have any claim to be granted an Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

        (b)    No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Person with an interest in an Award that any Award intended to be exempt from Section 409A of the Code (or any successor provision thereto) shall be so exempt, nor that any Award intended to comply with such provision shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

        (c)    Withholding. No later than the date as to which an amount first becomes includible in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares other than Restricted Securities, including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

        (d)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (e)    Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(b) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

        (f)    Termination of Employment or Service. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards and Award Agreements, the following rules shall apply:

            (i)     a Participating Key Employee who transfers employment between the Company and any Affiliate, or between the Company’s Affiliates, will not be considered to have terminated employment;

            (ii)     a Person who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director until such Person’s termination of employment with the Company and its Affiliates;

            (iii)     a Participating Key Employee who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Person’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

            (iv)     a Participating Key Employee employed by an Affiliate will be considered to have terminated employment or service, as applicable, when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Section 409A of the Code (or any successor provision thereto), if a termination of employment or service triggers the payment of compensation under such Award, then the Person will be deemed to have terminated employment or service upon a “separation from service” within the meaning of such Code provision.

        (g)     Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, any Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

        (h)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

        (i)    Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

        (j)    No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (k)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.      Effective Date of the Plan

        The Plan was originally effective on April 23, 2004. The provisions of this Plan as amended and restated shall become effective on the date of adoption of the restated Plan by the Board of Directors of the Company, provided the shareowners of the Company approve the restated Plan within twelve months following such date of adoption. Notwithstanding the foregoing, the provisions of this Plan relating to Section 409A of the Code shall be effective on January 1, 2005.

PROXY

GEHL COMPANY

This Proxy is Solicited on Behalf of the Board of Directors

Proxy for 2006 Annual Meeting of Shareholders to be held April 28, 2006

        The undersigned hereby appoints William D. Gehl and Michael J. Mulcahy, or either of them (with full power of substitution in each of them), as Proxies, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Gehl Company held of record by the undersigned on February 20, 2006, at the annual meeting of shareholders to be held on April 28, 2006, or any adjournments or postponements thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees, “FOR” the 2004 Equity Incentive Plan, as amended, and “FOR” the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

        The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the meeting and acknowledges receipt of notice of the annual meeting and the proxy statement.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

GEHL COMPANY

April 28, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. The three (3) directors nominated for election are:			2. Approval of the 2004 Equity Incentive Plan, as amended.

	NOMINEES:		[_] FOR [_] AGAINST [_] ABSTAIN

[_] FOR ALL NOMINEES	o John T. Byrnes	For a term ending in 2009
	o Richard J. Fotsch	For a term ending in 2009
	o Dr. Hermann Viets	For a term ending in 2009	3. Approval of the appointment of PricewaterhouseCoopers
LLP as the Company's independent registered
public accounting firm for fiscal year 2006.
[_] WITHHOLD AUTHORITY
FOR ALL NOMINEES			[_] FOR [_] AGAINST [_] ABSTAIN

[_] FOR ALL EXCEPT
(See instructions below)			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s)
mark "FOR ALL EXCEPT" and fill in the circle next to each			THE BOARD OF DIRECTORS RECOMMENDS A VOTE
nominee you wish to withhold, as shown here: •			"FOR" THE ELECTION OF DIRECTORS FOR THE TERMS
INDICATED AT LEFT, "FOR" THE APPROVAL OF THE
2004 EQUITY INCENTIVE PLAN, AS AMENDED, AND A
VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR FISCAL YEAR 2006.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [_]

Signature of Shareholder ____________________	Date: _______________	Signature of Shareholder ____________________	Date: _______________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

GEHL COMPANY

401-K

        As a participant in the GEHL SAVINGS PLAN (the “Plan”), you have the right to direct Marshall & Ilsley Trust Company N.A., the Trustee of the Plan, how to vote the shares of GEHL COMPANY held for you in the Plan. Your shares will be voted at the Annual Meeting of Shareholders or at any and all adjournments or postponements of the Annual Meeting. To give your voting instructions to the Trustee, please complete and return the enclosed voting card or follow the enclosed steps for voting online. The Trustee will vote your shares as you direct unless doing so would violate the Employee Retirement Income Security Act. The Plan Sponsor will not be informed as to how you or any other participant has directed the Trustee to vote.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

GEHL COMPANY

April 28, 2006

401-K

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. The three (3) directors nominated for election are:			2. Approval of the 2004 Equity Incentive Plan, as amended.

	NOMINEES:		[_] FOR [_] AGAINST [_] ABSTAIN

[_] FOR ALL NOMINEES	o John T. Byrnes	For a term ending in 2009
	o Richard J. Fotsch	For a term ending in 2009
	o Dr. Hermann Viets	For a term ending in 2009	3. Approval of the appointment of PricewaterhouseCoopers
LLP as the Company's independent registered
public accounting firm for fiscal year 2006.
[_] WITHHOLD AUTHORITY
FOR ALL NOMINEES			[_] FOR [_] AGAINST [_] ABSTAIN

[_] FOR ALL EXCEPT
(See instructions below)			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s)
mark "FOR ALL EXCEPT" and fill in the circle next to each			THE BOARD OF DIRECTORS RECOMMENDS A VOTE
nominee you wish to withhold, as shown here: •			"FOR" THE ELECTION OF DIRECTORS FOR THE TERMS
INDICATED AT LEFT, "FOR" THE APPROVAL OF THE
2004 EQUITY INCENTIVE PLAN, AS AMENDED, AND A
VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR FISCAL YEAR 2006.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [_]

Signature of Shareholder ____________________	Date: _______________	Signature of Shareholder ____________________	Date: _______________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.